SEARCHLIGHT MINERALS CORP.

STOCK OPTION AGREEMENT
(Nonqualified Stock Option Grant)

THIS STOCK OPTION AGREEMENT (this “Option Agreement”) is made as of October 1, 2010, by and between SEARCHLIGHT MINERALS CORP., a Nevada corporation (the “Company”), and Martin B. Oring (the “Holder”).

WITNESSETH:

WHEREAS, the Company desires to provide the Holder with an option to purchase 300,000 shares of common stock, par value $0.001, of the Company (“Stock”);

WHEREAS, the Company has entered into this Option Agreement with Holder in connection with the Company’s appointment of the Holder as the Company’s Chief Executive Officer; and

WHEREAS, the Holder desires to accept such option.

NOW, THEREFORE, in consideration of the mutual covenants herein set forth, the Company and the Holder (the “Parties”) hereby agree to the following terms and conditions:

1.           Grant of Option.  The Company does hereby grant to the Holder, and the Holder does hereby accept, the right and option (the “Option”) to purchase, at the discretion of the Holder in accordance with the terms, and subject to the conditions provided for herein, 300,000 Shares (the “Shares”) of Stock at the exercise price of $0.91 per Share, such price being equal to the Fair Market Value of the Stock.

2.           Fair Market Value.  The Board established the Fair Market Value of the Option granted hereunder on October 1, 2010, the Date of the Grant.

3.           Term of the Option; Vesting.  The Option is exercisable, in whole or in part, once vested, in accordance with the schedule set forth under this Section 3.  The Option will vest, subject to the other terms and conditions of this Option Agreement, including the disposition upon termination provisions hereunder, as follows:

Date or Event	No. of Shares Vesting

October 1, 2010	100,000

Upon the earlier to occur of: (a) the closing of one or a series of equity private placements or public offerings, following the date of this Option Agreement, which, in the aggregate, result in gross proceeds of at least $5,000,000 to the Company; (b) the execution of a definitive agreement which binds a qualified third party to purchase, in one or a series of equity private placements or public offerings, following the date of this Option Agreement, which, in the aggregate, results or will result in gross proceeds of at least $5,000,000 to the Company; or (c) subject to the provisions of Section 6 of this Option Agreement, upon the occurrence of a Corporate Transaction
100,000

The earlier to occur of: (a) subject to the provisions of Section 6 of this Option Agreement, upon the occurrence of a Corporate Transaction; (b) subject to the provisions of Section 5 of this Option Agreement, the Company’s appointment of a new Chief Executive Officer to replace Holder in such capacity; or (c) thirty (30) months from the date hereof, if Holder shall remain as the Company’s Chief Executive Officer	100,000

Stock for which an Option has become exercisable shall be referred to herein as “Vested Stock,” and Stock for which the Option has not become exercisable shall be referred to herein as “Unvested Stock.”  The Options shall terminate on the fifth anniversary of the vesting date of such Options; provided, however, all such Options must be exercised, if at all, on or before September 30, 2020, and shall not thereafter be exercisable, notwithstanding anything herein to the contrary.

4.           Exercise.  Subject to the other terms and conditions hereof, the Option shall be exercisable at any time when all or a portion of the Option is vested under this Option Agreement upon written notice to the Company, or such other method of exercise as may be specified by the Company, including without limitation, exercise by electronic means. The notice will:  (a) state the number of shares of Stock to which the Option is being exercised; and (b) if the Option is being exercised by anyone other than the Holder, if not already provided, be accompanied by proof satisfactory to counsel for the Company of the right of such person or persons to exercise the Option under this Option Agreement and all applicable laws and regulations.

As a condition to the exercise of the Option and the obligation of the Company to issue Stock upon the exercise thereof, the proposed recipient of the Stock shall make any representation or warranty to comply with any applicable law or regulation or to confirm any factual matters reasonably requested by the Company or its counsel.

Upon exercise of the Option and the satisfaction of all conditions thereto, the Company shall deliver a certificate or certificates for Stock to the specified person or persons at the specified time upon receipt of the aggregate exercise price for such Stock.  The full exercise price for the portion of the Option being exercised shall be paid to the Company (a) in cash; (b) by certified check (denominated in U.S. Dollars); (c) subject to the Board’ discretion and approval, by delivery of other shares of Stock then owned by the Holder for more than six months on the date of surrender (unless this condition is waived by the Board), having a Fair Market Value on the date of surrender equal to or greater than the aggregate exercise price of the Stock as to which said Option shall be exercised; (d) cancellation of indebtedness of the Company owed to the Holder; (e) by any other means which the Company determines are consistent with the purposes of this Option Agreement and with applicable laws and regulations; or (f) any combination of the foregoing methods of payment.

No fractional shares of Stock shall be issued or delivered pursuant to this Option Agreement.  The Board shall determine whether cash or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

5.           Termination of Employment/Retirement/Death/Disability.  Upon termination of the Holder's employment with the Company, the Holder’s Disability, death, or retirement from the Company, the Option shall be exercisable as follows:

(a)           Termination by Death.  If Holder’s employment (or service) with the Company or any Subsidiary terminates by reason of death, any Option held by that Holder shall become immediately and automatically vested and exercisable.  All Options may thereafter be exercised by any transferee of Holder, if applicable, or by the legal representative of the estate or by the legatee of Holder under the will of Holder for a period of one year following Holder’s death.

(b)           Termination for Cause.  If Holder’s employment (or service) with the Company or any Subsidiary terminates for Cause, any unvested Options will be forfeited and terminated immediately upon termination and any vested Options held by the Holder shall terminate 30 days after the date employment (or service) terminates.  Notwithstanding the foregoing, in no event will any Option be exercisable after the expiration of the option period of such Option.  The balance of the Option shall be forfeited.

(c)           Other Termination/Retirement.  If Holder: (i) retires from employment with the Company (or a Subsidiary) or Holder’s employment with the Company (or a Subsidiary) terminates for any reason (including Disability) other than death or for Cause, and (ii) Holder ceases to be a member of the Board, then (X) all unvested Options shall be forfeited on the later to occur of the date of Holder’s retirement, the termination of Holder’s employment or the date Holder ceases to be a member of the Board, and (Y) all vested Options may thereafter be exercised by Holder during the term of the Option or by any transferee of Holder, if applicable, or by the legal representative of the estate or by the legatee of Holder under the will of Holder for a period of one year following Holder’s death.  Notwithstanding the foregoing, in no event will any Option be exercisable after the expiration of the option period of this Option.  The balance of the Option shall be forfeited.

(d)           Leave of Absence.  If Holder is granted a military leave of absence, a sick leave, or any other bona fide leave of absence by the Company or any Subsidiary, the Holder’s employment with the Company or such Subsidiary will not be considered terminated, and the Holder shall be deemed an employee of the Company or such Subsidiary during such leave of absence or any extension thereof granted by the Company or such Subsidiary.  If the period of such leave exceeds three months and the Holder’s right to reemployment is not provided either by statute or by contract, the employment relationship is deemed to terminate on the first day immediately following such three-month period.

6.           Corporate Transaction.  Upon the occurrence of a Corporate Transaction, the Option shall be exercisable as follows:

(a)           Corporate Transaction in which Options are not Assumed.  Upon the occurrence of a Corporate Transaction in which outstanding Options are not being assumed or continued:

(i)           Either of the following two actions shall be taken:

(1)           fifteen days prior to the scheduled consummation of a Corporate Transaction, all Options outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days, or

(2)           the Board may elect, in its sole discretion, to cancel any outstanding Options, and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith) equal to the product of the number of shares of Stock subject to the Option multiplied by the amount, if any, by which (A) the formula or fixed price per share paid to holders of Shares of Stock pursuant to such transaction exceeds (B) the exercise price applicable to the Shares.

(ii)          With respect to the Company’s establishment of an exercise window, (i) any exercise of an Option during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction, all outstanding but unexercised Options shall terminate.  The Board shall send notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Company gives notice thereof to its stockholders.

(b)           Corporate Transaction in which Options are Assumed.  The Options theretofore granted shall continue in the manner and under the terms so provided in the event of any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options theretofore granted, or for the substitution for such Options for new common stock options relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation right exercise prices in accordance with the provisions of Sections 5(b) and 10(c) and Treasury Regulation Section, 1.409A-1(b)(5)(v)(D).

7.           Non-Transferability of Options.

(a)           No Option shall be transferable by Holder other than by will or by the laws of descent and distribution, except that the Holder may transfer the Option, (i) pursuant to a qualified domestic relations order (as defined in the Code or the Employment Retirement Income Security Act of 1974, as amended); or (ii) during the Holder’s lifetime to one or more members of the Holder’s family, to one or more trusts for the benefit of one or more of the Holder’s family, or to a partnership or partnerships (or limited liability company or limited liability companies) of members of the Holder’s family, or to a charitable organization as defined in Code Section 501(c)(3), provided that the transfer would not result in the loss of any exemption under Rule 16b-3 of the Exchange Act with respect to any Option.  The transferee of an Option will be subject to all restrictions, terms and conditions applicable to the Option prior to its transfer, except that the Option will not be further transferable by the transferee other than by will or by the laws of descent and distribution.

(b)           Any attempted sale, pledge, assignment, hypothecation or other transfer of an Option contrary to the provisions hereof and the levy of any execution, attachment or similar process upon an Option shall be null and void and without force or effect and shall result in automatic termination of the Option.

(c)           As a condition to the transfer of any shares of Stock issued upon exercise of an Option, the Company may require an opinion of counsel, satisfactory to the Company, to the effect that such transfer will not be in violation of the Securities Act or any other applicable securities laws or that such transfer has been registered under federal and all applicable state securities laws.  Further, the Company shall be authorized to refrain from delivering or transferring shares of Stock issued under this Option Agreement until the Board determines that such delivery or transfer will not violate applicable securities laws and the Holder has tendered to the Company any federal, state or local tax owed by the Holder as a result of exercising the Option, or disposing of any Stock, when the Company has a legal liability to satisfy such tax.  The Company shall not be liable for damages due to delay in the delivery or issuance of any stock certificate for any reason whatsoever, including, but not limited to, a delay caused by listing requirements of any securities exchange or any registration requirements under the Securities Act, the Exchange Act, or under any other state or federal law, rule or regulations.  The Company is under no obligation to take any action or incur any expense in order to register or qualify the delivery or transfer of shares of Stock under applicable securities laws or to perfect any exemption from such registration or qualification.  Furthermore, the Company will have no liability to the Holder for refusing to deliver or transfer shares of Stock if such refusal is based upon the foregoing provisions of this Section 7.

8.           Taxes.

(a)           Payment of Taxes by Holder.  The Holder hereby agrees to pay to the Company, in accordance with the terms of this Option Agreement, any federal, state or local taxes of any kind required by law to be withheld and remitted by the Company with respect to an exercise of the Option.  The Holder may satisfy such tax obligation, in whole or in part, by paying to the Company (i) cash; (ii) a certified check (denominated in U.S. Dollars); (iii) subject to the Board’ discretion and approval, electing to have the Company withhold a portion of the Stock otherwise to be delivered upon exercise of (or the lapse of restrictions relating to the Option with a Fair Market Value equal to the amount of such taxes; (iv) delivering to the Company shares of Stock (other than Stock issuable upon exercise of or the lapse of restrictions relating to the Option) with a Fair Market Value equal to the amount of such taxes; (iv) deduction from any payment of any kind otherwise due to the Holder from the Company; or (e) a combination of the foregoing methods.  The Company’s obligation to deliver shares of Stock upon the exercise of this Option is conditioned upon the Holder’s satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

(b)           Withholding.  The Board shall so require, as a condition of exercise, each Holder to agree that:  (1) no later than the date of exercise of any Option granted hereunder, the Holder will pay to the Company or make arrangements satisfactory to the Board regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Option; and (2) the Company shall, to the extent permitted or required by law, have the right to deduct federal, state and local taxes of any kind required by law to be withheld upon the exercise of such Option from any payment of any kind otherwise due to the Holder.  For withholding tax purposes, the Shares of Stock shall be valued on the date the withholding obligations are incurred.  The Company shall not be obligated to advise the Holder of the existence of any such tax or the amount that the Company will be so required to withhold.

(c)           Required Consent to and Notification of Code Section 83(b) Election.  No election under Code Section 83(b) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by action of the Board in writing prior to the making of such election.  In any case in which Holder is permitted to make such an election in connection with this Option Agreement, the Holder shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

(d)           Contest of Tax Rulings.  The Company shall have the right, but not the obligation, to contest, at its expense, any tax ruling or decision, administrative or judicial, on any issue which is related to this Option Agreement and which the Board believes to be important to holders of Options issued under this Option Agreement and to conduct any such contest or any litigation arising therefrom to a final decision.

9.           Intent.  The Option is intended to be treated as a Nonqualified Stock Option (and not an “Incentive Stock Option” within the meaning of Code Section 422) and to be exempt from the requirements of Code Section 409A as they apply to arrangements providing for a deferral of compensation.  It is acknowledged that the United States Treasury Department may amend or modify from time to time its regulations governing Code Section 409A.  Accordingly, it is understood and agreed by the Holder that the Company may amend or modify this Option Agreement in any respect deemed by the Company to be necessary or desirable to either (i) continue to exempt the Options from the requirements of Code Section 409A; or (ii) comply with the requirements of Code Section 409A so that the taxes and penalties under Code Section 409A (a)(1) will not be imposed.  Any terms or conditions of this Option Agreement inconsistent with the requirements of Code Section 409A and its implementing regulations shall be automatically modified and limited (even retroactively) to the extent necessary to conform this Option Agreement with Code Section 409A.  Notwithstanding anything to the contrary herein, the Company shall not be liable for any unintended adverse tax consequences which may be imposed on the Holder due to receipt, exercise or settlement of any Option granted hereunder, including the taxes and penalties of Code Section 409A.

10.         Rights of the Holder.  By signing this Option Agreement, the Holder acknowledges that the grant of this Option shall in and of itself not confer any right on the Holder to continue in the employ of the Company and shall not interfere in any way with the right of the Company to terminate the Holder’s employment at any time, subject to the terms of any employment agreement between the Company and the Holder.  The Holder shall have no dividend, voting or other rights of a stockholder with respect to the Stock that is subject to the Option prior to the purchase of such Stock upon exercise of the Option and the execution and delivery of all other documents and instruments deemed necessary or desirable by the Company.

11.         Action by the Board.  The Parties agree that the interpretation of this Option Agreement shall rest exclusively and completely within the sole discretion of the Board.  The Parties agree to be bound by the decisions of the Board with regard to the interpretation of this Option Agreement and with regard to any and all matters set forth in this Option Agreement.  The Board may delegate its functions under this Option Agreement to an officer of the Company designated by the Board (hereinafter the “designee”).  In fulfilling its responsibilities hereunder, the Board or its designee may rely upon documents, written statements of the Parties or such other material as the Board or its designee deems appropriate.  The Parties agree that there is no right to be heard or to appear before the Board or its designee and that any decision of the Board or its designee relating to this Option Agreement shall be final and binding unless such decision is arbitrary and capricious.

12.         Set Off.  By signing this Option Agreement, the Holder consents to a deduction from, and set-off against, any amounts owed to the Holder by the Company from time to time (including, but not limited to, amounts owed to the Holder as wages, severance payments or other fringe benefits) to the extent of the amounts owed to the Company by the Holder under this Option Agreement.  Notwithstanding the foregoing, if any Option becomes subject to the terms and conditions of Code Section 409A as provided for a deferral of compensation, then this Section shall not apply to such Options.

13.         Governing Law.  This Option Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.  The Parties agree and acknowledge that the laws of the State of Nevada bear a substantial relationship to the Parties and/or this Option Agreement and that the Option and benefits granted herein would not be granted without the governance of the agreement by the laws of the State of Nevada.

14.         Prompt Acceptance of Agreement.  The Option evidenced by this Option Agreement shall at the discretion of the Board, be forfeited if this Option Agreement is not executed by Holder and returned to the Company within 90 days of the Date of Grant, as set forth below.

15.         Effect of Certain Changes.  In the event of any merger, reorganization, consolidation, recapitalization, share dividend, share split, combination of shares or other change in corporate structure of the Company affecting the Stock, the Board shall make appropriate or proportionate substitution or adjustment in: (a) the aggregate number of Stock reserved for issuance under this Option Agreement, (b) the number and kind of shares of Stock or other securities subject to any then outstanding Option granted under this Option Agreement; and (c) the price of the shares of Stock subject to outstanding Stock Options granted under this Option Agreement, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options) as to which such Stock Options remain exercisable. Notwithstanding the foregoing, any substitution or adjustment by the Board shall comply with Treasury Regulations Sections 1.409A-1(b)(5)(v)(D) and 1.424-1(a) (except 1.424-1(a)(2)) which will be deemed to be satisfied if the ratio of the exercise price to the Fair Market Value of the shares subject to the Options immediately after the substitution or adjustment is not greater than the ratio of the exercise price to the Fair Market Value of the shares subject to the Stock right immediately before the substitution or adjustment.  The Board’s substitution or adjustment shall be final, binding and conclusive.  No fractional shares of Stock shall be issued under this Option Agreement as a result of any such substitution or adjustment; but the Board may, in its sole discretion, authorize a cash payment to be made to the Holder in lieu of fractional shares.

16.         Termination of Right of Action.  Every right of action arising out of or in connection with this Option Agreement by or on behalf of the Company or of any Subsidiary, or by any stockholder of the Company or of any Subsidiary against any past, present or future member of the Board, or against any employer, or by an employee (past, present or future) against the Company or any Subsidiary will, irrespective of the place where an action may be brought and irrespective of the place of residence of any such stockholder, director or employee, cease and be barred as of the expiration of three years from the date of the act or omission in respect of which such right of action is alleged to have risen.

17.         Severability; Entire Agreement.  If any of the provisions of this Option Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder.  This Option Agreement contains the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.  No rule of strict construction shall be applied against the Company, the Board, or any other person in the interpretation of any terms of this Option Agreement.

18.         Compliance with Legal and Other Requirements.  The Company may, to the extent deemed necessary or advisable by the Board, postpone the issuance or delivery of Stock or payment of other benefits under this Option Agreement until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Board may consider appropriate, and may require the Holder to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.  The foregoing notwithstanding, in connection with the occurrence of a Corporate Transaction, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under this Option Agreement or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on Holder than existed on the 90th day preceding the Corporate Transaction.  If the Holder is subject to the reporting requirements of Section 16(a) of the Exchange Act, the grant of this Option shall not be effective until such person complies with the reporting requirement of Section 16(a).

19.         Certain Definitions.  The following terms have the respective meanings, in addition to the capitalized terms otherwise defined throughout this Option Agreement:

“Board” means the Company’s board of directors or the committee created and appointed by the Board to administer this Option Agreement, or if no committee is created or appointed, the Board.

“Cause” means, unless otherwise provided by the Board, (i) “Cause” as defined in any Individual Agreement to which the Holder is a party, or (ii) if there is no such Individual Agreement or if it does not define Cause: (A) conviction of the Holder for committing a felony under federal law or in the law of the state in which such action occurred, (B) dishonesty in the course of fulfilling the Holder’s employment or service duties, (C) willful and deliberate failure on the part of the Holder to perform the Holder’s employment or service duties in any material respect, or (D) prior to a Corporate Transaction, such other events as shall be determined by the Board.  The Board shall have the sole discretion to determine whether “Cause” exists, and its determination shall be final.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, any successor thereto, and including any regulations promulgated thereunder.

“Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any of the following: (i) any person or group of persons (as defined in Sections 13(d) and 14(d) of the Exchange Act) together with his/her/their affiliates, excluding employee benefit plans of the Company, is or becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; or (ii) a merger or consolidation of the Company with any other corporation or entity is consummated regardless of which entity is the survivor, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or its parent) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iii) the Company is completely liquidated or all or substantially all of the Company’s assets are sold.

“Date of Grant” means  the date on which the Board has completed all corporate action necessary to give the Holder a legally binding right to the Option, including the setting of the number of shares of Stock subject to the Option and the exercise price.

“Disability” means a permanent and total disability resulting from a physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, as determined by the Board based on medical evaluation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and shall include any successor thereto.

“Fair Market Value” means, as of any date, the fair market value of a share of the Company’s Stock, as determined in good faith and under procedures established by the Board, based on the closing price of the Company’s Stock on the principal exchange or market on which the Company’s Stock trades on the Date of Grant.

“Securities Act” means the Securities Act of 1933, as amended, and shall include any successor thereto.

“Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in that chain.

IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement as of the date and year first above written.

SEARCHLIGHT MINERALS CORP.

	By:	/s/ Carl S. Ager
Date of Grant: October 1, 2010	Name:	Carl S. Ager
	Its:	Vice President

ACCEPTANCE OF AGREEMENT

The Holder hereby: (a) acknowledges receiving a copy of this Option Agreement, and represents that he or she is familiar with all provisions of this Option Agreement; and (b) accepts this Option Agreement and the Option granted to him or her under this Option Agreement subject to all provisions of this Option Agreement.  The Holder further acknowledges receiving a copy of the Company’s most recent annual report to stockholders and communications routinely distributed to the Company’s stockholders.

Marin B. Oring
Name of Holder
By:
Its:

/s/ Martin B. Oring
Signature

Social Security or Tax Identification Number

Date

ELECTION TO PURCHASE

The undersigned hereby irrevocably elects to exercise ____________________ of the Options represented by this Option Agreement and to purchase the Stock issuable upon the exercise of the Options, and requests that Certificates for such shares be issued and delivered as follows:

ISSUE TO:

(Name)

(Address, Including Zip Code)

(Social Security or Tax Identification Number)

DELIVER TO:

(Name)

at
(Address, Including Zip Code)

If the number of Options hereby exercised is less than all the Options represented by this Option Agreement, the undersigned requests that a new Option Agreement representing the number of full Options not exercised be issued and delivered as set forth above or otherwise as the undersigned shall direct in writing.

In full payment of the purchase price with respect to the Options exercised and transfer taxes, if any, the undersigned hereby tenders payment of $_______________ by check, bank cashier’s check or money order payable in United States currency to the order of the Company, in the manner set forth in the written statement attached hereto.

Dated:

Name of Holder
By:
Its:

Signature

(Signature must conform in all respects to name of holder as specified in the Option Agreement)

PLEASE INSERT SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER OF HOLDER